News For Immediate Release
El Paso Corporation Provides Third Quarter 2007 Financial Results
HOUSTON, TEXAS, November 6, 2007—El Paso Corporation (NYSE:EP) is reporting today third quarter 2007 financial and operational results for the company.
Highlights:
-	Earnings per share from continuing operations up 33 percent—$0.20 earnings per diluted share from continuing operations versus earnings of $0.15 in 2006

-	Pipeline earnings before interest expense and taxes (EBIT) and throughput up 9 percent and 4 percent, respectively, from third quarter 2006

-	E&P EBIT up 65 percent versus third quarter 2006

-	Production, including unconsolidated affiliate volumes, totaled 848 million cubic feet equivalent per day (MMcfe/d)—a 5 percent increase over third quarter 2006

-	Completed Peoples Energy Production Company acquisition on September 28, 2007

-	Exploration success in Brazil

-	Expanded hedge position for 2008

-	Filed SEC Registration Statement to create pipeline MLP—El Paso Pipeline Partners, L.P.
“This quarter continues our financial and operational success as our Pipelines and E&P businesses performed well,” said Doug Foshee, El Paso’s president and chief executive officer. “During the quarter, we completed the Peoples acquisition, which added excellent staff and properties into our E&P operations. The quarter also included significant exploration success in Brazil. And three major pipeline projects, representing $1.2 billion of capital, received FERC approval as we have continued to expand our pipeline business. We also marked an important step in forming our pipeline MLP with the registration filing for El Paso Pipeline Partners.”
A summary of financial results for the three months ended September 30, 2007 and 2006 is as follows:

Financial Results	Three Months Ended
	September 30,
($ in millions, except per share amounts)	2007	2006

Income from continuing operations	$155	$111
Discontinued operations, net of income taxes	—	24

Net income	155	135
Preferred stock dividends	9	9

Net income available to common stockholders	$146	$126

Basic per common share amounts
Income from continuing operations	$0.21	$0.15
Discontinued operations	—	0.03

Net income per common share	$0.21	$0.18

Diluted per common share amounts
Income from continuing operations	$0.20	$0.15
Discontinued operations	—	0.03

Net income per common share	$0.20	$0.18

Items Impacting Quarterly Results
Third quarter 2007 results from continuing operations include a $65-million, or $0.09 per diluted share, after-tax impairment of the company’s interests in its Brazilian power assets due in part to ongoing developments in Brazil’s electricity markets. Results also include a $49-million, or $0.07 per diluted share, after-tax gain related to the reversal of a liability related to The Coastal Corporation’s legacy crude oil marketing and trading business; a $7-million, or $0.01 per diluted share, after-tax loss associated with the company’s indemnification of Case Corporation retiree benefits; and a $10-million, or $0.01 per diluted share, after-tax gain related to the mark-to-market (MTM) impact of derivatives in our marketing segment intended to manage price risk on natural gas and oil production. Third quarter 2006 results include a comparable $43-million after-tax MTM gain. All after-tax amounts except the Brazilian power impairments were calculated using a 36-percent tax rate.

Third Quarter 2007
($ millions, except per share amounts)	Before Tax	After Tax	EPS

Continuing operations	$255	$155	$0.20
Adjustments
Brazilian power impairments	$65	$65	0.09
Crude oil trading liability	$(77)	$(49)	(0.07)
Case Corporation indemnity	$11	$7	0.01
MTM gain on production-related derivatives	$(15)	$(10)	(0.01)

Adjusted EPS—continuing operations			$0.22

Third Quarter 2006
($ millions, except per share amounts)	Before Tax	After Tax	EPS

MTM gain on production-related derivatives	$(67)	$(43)	$(0.06)
Financial Results — Nine Months Ended September 30, 2007
For the nine months ended September 30, 2007, El Paso reported net income available to common stockholders of $922 million, or $1.31 per diluted share, compared with $613 million, or $0.87 per diluted share, for the first nine months of 2006. In addition to the third quarter 2007 items mentioned above, results for 2007 include $674 million, or $0.96 per diluted share, of earnings that relate primarily to the gain on the sale of ANR and related assets. Results for 2007 also include a $184-million, or $0.26 per diluted share, after-tax charge related to early debt retirement costs and a $40-million, or $0.06 per diluted share, MTM after-tax loss on production-related derivatives in our marketing segment. During the same period in 2006, production-related derivatives generated a $164-million, or $0.24 per diluted share, MTM after-tax gain, and earnings from discontinued operations were $95 million, or $0.13 per diluted share. After-tax amounts were calculated using a 36-percent tax rate.

Business Unit Financial Update

Segment EBIT Results	Three Months Ended
	September 30,
($ in millions)	2007	2006

Pipeline Group	$275	$253
Exploration and Production	232	141
Marketing	(8)	(108)
Power	(67)	38
Corporate and Other	51	(17)

	$483	$307

Pipeline Group
The Pipeline Group’s EBIT for the three months ended September 30, 2007, was $275 million, compared with $253 million for the same 2006 period. The increase is primarily due to incremental revenues from several expansion projects that went into service during 2006; the Cypress Pipeline, which went into service in May 2007; higher transportation revenues due to increased sales and utilization of capacity; and higher throughput, primarily in the Rocky Mountains and southern regions.

	Three Months Ended
Pipeline Group Results	September 30,
($ in millions)	2007	2006

EBIT	$275	$253
DD&A	$94	$92

Total throughput (BBtu/d)[1]	18,512	17,770

[1]	Includes proportionate share of jointly owned pipelines
Note: Results do not include ANR and related assets, which were sold in February, 2007, and are included in discontinued operations.
Exploration and Production
The Exploration and Production segment’s EBIT for the three months ended September 30, 2007, was $232 million, compared with $141 million for the same period in 2006. The increase is primarily due to increased production and higher realized commodity prices, due primarily to hedging gains. Third quarter 2007 production volumes averaged 787 MMcfe/d, excluding unconsolidated affiliate volumes of 61 MMcfe/d. Third quarter 2006 production volumes averaged 744 MMcfe/d, excluding 66 MMcfe/d of unconsolidated affiliate volumes. The increase reflects successful drilling programs and acquisitions. Despite industry inflation, total per-unit cash operating costs decreased to an average of $1.77 per thousand cubic feet equivalent (Mcfe) in third quarter 2007, compared with $1.95 per Mcfe for the same 2006 period. The improvement is primarily a result of reduced production costs resulting from lower workover activity levels, partially offset by higher general and administrative costs.

Exploration and Production Results	Three Months Ended
	September 30,
($ in millions, except price and cost amounts)	2007	2006

EBIT	$232	$141
DD&A	$194	$163
Consolidated volumes:
Natural gas sales volumes (MMcf/d)	660	617
Oil, condensate, and NGL sales volumes (MBbls/d)	21	21

Total consolidated equivalent sales volumes (MMcfe/d)	787	744
Four Star total equivalent sales volumes (MMcfe/d)[1]	61	66

Weighted average realized prices including hedges[2]
Natural gas ($/Mcf)	$7.12	$6.30
Oil, condensate, and NGL ($/Bbl)	$66.26	$60.81

Transportation costs[2]
Natural gas ($/Mcf)	$0.29	$0.23
Oil, condensate, and NGL ($/Bbl)	$0.84	$0.71

Per-unit costs ($/Mcfe)[2]
Unit of production depletion costs	$2.56	$2.27
Cash operating costs[3]	$1.77	$1.95

[1]	Four Star is an equity investment. Amounts disclosed represent the company’s proportionate share.

[2]	Prices and costs do not include the company’s proportionate share of Four Star volumes, revenues, or costs.

[3]	Includes lease operating costs, production-related taxes, G&A expenses, and taxes other than production and income.
New Hedge Positions for 2008
El Paso has expanded its hedge position for 2008, so the company now has an average floor price of $7.92 per MMBtu and an average ceiling price of $10.06 per MMBtu for 137 TBtu of anticipated 2008 natural gas production. The current 2008 natural gas position covers approximately 61 percent of volumes that El Paso hedged for 2007. Further information on the company’s hedging activities will be available in El Paso’s Form 10-Q.
Other Operations
Marketing
The Marketing segment reported an EBIT loss of $8 million for the three months ended September 30, 2007, compared with an EBIT loss of $108 million for the same period in 2006. The third quarter 2007 and 2006 results included gains of $15 million and $67 million, respectively, from MTM changes in the fair value of derivatives intended to manage the price risk of the company’s natural gas and oil production. The third quarter 2006 results also include a $133-million MTM loss on natural gas supply agreements with MCV.
Power
The Power segment reported an EBIT loss of $67 million for the three months ended September 30, 2007, compared with EBIT of $38 million for the same period in 2006. The decrease is primarily due to third quarter 2007 impairments of the company’s interest in its Brazilian power assets. In addition, the third quarter 2006 results included $25 million of gains on sales of investments.
Corporate and Other
During the third quarter of 2007, Corporate and Other reported EBIT of $51 million compared with an EBIT loss of $17 million for the same period in 2006. Third quarter 2007 results were favorably impacted by a $77 million gain on the reversal of a liability related to The Coastal Corporation’s legacy crude oil marketing and trading business.
Detailed operating statistics for each of El Paso’s businesses will be posted at www.elpaso.com in the Investors section.
Webcast Information
El Paso Corporation has scheduled a live webcast of its 2007 results on November 6, 2007, beginning at 9:00 a.m. Eastern Time, 8:00 a.m. Central Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available one hour before the webcast and can be accessed in the Investors section. A limited number of telephone lines will also be available to participants by dialing (888) 710-3574 (conference ID # 22233325) ten minutes prior to the start of the webcast.

A replay of the webcast will be available online through the company’s Web site in the Investors section. A telephone audio replay will be also available through November 13, 2007 by dialing (800) 642-1687 (conference ID # 22233325). If you have any questions regarding this procedure, please contact Margie Fox at (713) 420-2903.
Disclosure of Non-GAAP Financial Measures
The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. In the event of such a disclosure or release, Regulation G requires (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The required presentations and reconciliations are attached. Additional detail regarding non-GAAP financial measures can be reviewed in El Paso’s full operating statistics, which will be posted at www.elpaso.com in the Investors section.
El Paso uses the non-GAAP financial measure “earnings before interest expense and income taxes” or “EBIT” to assess the operating results and effectiveness of the company and its business segments. The company defines EBIT as net income (loss) adjusted for (i) items that do not impact its income (loss) from continuing operations, such as extraordinary items, discontinued operations, and the impact of accounting changes; (ii) income taxes; and (iii) interest and debt expense. The company excludes interest and debt expense so that investors may evaluate the company’s operating results without regard to its financing methods or capital structure. El Paso’s business operations consist of both consolidated businesses as well as investments in unconsolidated affiliates. As a result, the company believes that EBIT, which includes the results of both these consolidated and unconsolidated operations, is useful to its investors because it allows them to evaluate more effectively the performance of all of El Paso’s businesses and investments. Exploration and Production per-unit total cash costs or cash operating costs equal total operating expenses less DD&A and cost of products and services divided by total production. It is a valuable measure of operating efficiency. Adjusted EPS is earnings per share from continuing operations excluding Brazilian power impairments, Case Corporation indemnity, crude oil trading liability and MTM losses or gains on the production-related derivatives in our Marketing segment during the quarter. It is useful in analyzing the company’s on-going earnings potential.
El Paso believes that the non-GAAP financial measures described above are also useful to investors because these measurements are used by many companies in the industry as a measurement of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the company and its business segments and to compare the operating and financial performance of the company and its business segments with the performance of other companies within the industry.
These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. El Paso owns North America’s largest interstate natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; our ability to implement and achieve our objectives in our 2007 plan, including achieving our debt-reduction targets, earnings and cash flow targets; changes in reserve estimates based upon internal and third party reserve analyses; the effects of any changes in accounting rules and guidance; our ability to meet production volume targets in our Exploration and Production segment; uncertainties and potential consequences associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions; outcome of litigation; our ability to comply with the covenants in our various financing documents; our ability to obtain necessary governmental approvals for proposed pipeline projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; the successful close of our financing transactions; our ability to close our announced asset sales on a timely basis; changes in commodity prices and basis differentials for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis or at all; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.
With regard to any discussion of a potential pipeline master limited partnership, a registration statement relating to such securities has been filed with the Securities and Exchange Commission but has not yet become effective. The securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers, solicitations of offers to buy, or any sales of securities will only be made in accordance with the registration requirements of the Securities Act of 1933 or an exemption therefrom.
Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417
Media Relations
Bill Baerg, Manager
Office: (713) 420-2906
Fax: (713) 420-4417

EL PASO CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per common share amounts)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Operating revenues	$1,166	$942	$3,386	$3,368

Operating expenses
Cost of products and services	55	69	170	201
Operation and maintenance	348	334	978	957
Depreciation, depletion and amortization	293	260	850	766
Taxes, other than income taxes	53	61	185	180

	749	724	2,183	2,104

Operating income	417	218	1,203	1,264

Earnings from unconsolidated affiliates	(6)	55	75	121
Loss on debt extinguishment	—	(17)	(287)	(26)
Other income, net	72	51	178	142

	66	89	(34)	237

Earnings before interest expense, income taxes, and other charges	483	307	1,169	1,501

Interest and debt expense	(228)	(294)	(742)	(941)

Income before income taxes	255	13	427	560

Income taxes	100	(98)	151	14

Income from continuing operations	155	111	276	546

Discontinued operations, net of income taxes	—	24	674	95

Net income	155	135	950	641

Preferred stock dividends	9	9	28	28

Net income available to common stockholders	$146	$126	$922	$613

Earnings per common share
Basic
Income from continuing operations	$0.21	$0.15	$0.36	$0.77
Discontinued operations, net of income taxes	—	0.03	0.97	0.14

Net income per common share	$0.21	$0.18	$1.33	$0.91

Diluted
Income from continuing operations	$0.20	$0.15	$0.35	$0.74
Discontinued operations, net of income taxes	—	0.03	0.96	0.13

Net income per common share	$0.20	$0.18	$1.31	$0.87

Weighted average common shares outstanding
Basic	696	693	695	673

Diluted	759	697	699	734

Dividends declared per common share	$0.04	$0.04	$0.12	$0.12

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EL PASO CORPORATION
SEGMENT INFORMATION
(UNAUDITED)

	2007			2006				Year-to-Date
(In millions)	First	Second	Third	First	Second	Third	Fourth	2007	2006

Operating revenues
Pipelines	$644	$614	$586	$643	$580	$582	$597	$1,844	$1,805
Exploration and Production	505	575	575	466	462	456	470	1,655	1,384
Marketing	(135)	(16)	(9)	205	18	(105)	(176)	(160)	118
Power	—	—	—	1	2	3	—	—	6
Corporate and other, including eliminations (1)	8	25	14	22	27	6	22	47	55

Consolidated total	$1,022	$1,198	$1,166	$1,337	$1,089	$942	$913	$3,386	$3,368

Depreciation, depletion and amortization
Pipelines	$94	$91	$94	$93	$93	$92	$92	$279	$278
Exploration and Production	170	189	194	146	156	163	180	553	465
Marketing	1	1	—	1	1	1	1	2	3
Power	—	—	1	—	1	—	1	1	1
Corporate and other (1)	6	5	4	10	5	4	7	15	19

Consolidated total	$271	$286	$293	$250	$256	$260	$281	$850	$766

Operating income (loss)
Pipelines	$324	$276	$234	$321	$251	$221	$270	$834	$793
Exploration and Production	177	229	228	191	161	138	135	634	490
Marketing	(136)	(20)	(13)	200	8	(113)	(186)	(169)	95
Power	(5)	(9)	(9)	(15)	(17)	(14)	(15)	(23)	(46)
Corporate and other (1)	(25)	(25)	(23)	(14)	(40)	(14)	(41)	(73)	(68)

Consolidated total	$335	$451	$417	$683	$363	$218	$163	$1,203	$1,264

Earnings (losses) before interest expense and income taxes (EBIT)
Pipelines	$364	$318	$275	$346	$286	$253	$302	$957	$885
Exploration and Production	179	235	232	199	163	141	137	646	503
Marketing	(135)	5	(8)	208	13	(108)	(184)	(138)	113
Power	18	16	(67)	3	10	38	31	(33)	51
Corporate and other (1)	(210)	(104)	51	—	(34)	(17)	(37)	(263)	(51)

Consolidated total	$216	$470	$483	$756	$438	$307	$249	$1,169	$1,501

(1)	Includes our corporate businesses, our telecommunications business and residual assets and liabilities of previously sold or discontinued businesses. Refer to page 12 for details.

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